EXHIBIT 99.3

Whole Foods Market Announces Board Refreshment with the Appointment of Five New Independent Directors and New Board Leadership

Gabrielle Sulzberger Appointed New Chair of the Board; Mary Ellen Coe Appointed New Chair of Nominating & Governance Committee

New Directors Provide Retail, Financial and Leadership Expertise and Track Records Creating Value for Shareholders

AUSTIN, Texas, May 10, 2017 (GLOBE NEWSWIRE) -- Whole Foods Market, Inc. (NASDAQ:WFM) (“Whole Foods Market” or “the Company”) today announced a significant refreshment of its Board of Directors by appointing five new independent directors, effective immediately: Ken Hicks; Joe Mansueto; Sharon McCollam; Scott Powers; and Ron Shaich. The Company also announced that Gabrielle Sulzberger has been appointed the new Chair of the Whole Foods Market Board of Directors and Mary Ellen Coe has been appointed the new Chair of the Nominating & Governance Committee.

Today’s new director appointments include:

  Ken Hicks is the former Chairman, President and Chief Executive Officer of Foot Locker and has served in leadership positions at several major retail companies, including J.C. Penney,  Payless ShoeSource, Home Shopping Network and May Department Stores.
  -- Mr. Hicks brings to the Board over 29 years of senior marketing and operational experience in the retail industry.
  -- At Foot Locker, he is credited with developing and executing a highly successful strategic plan that drove superior financial results and impressive shareholder returns.
  -- Mr. Hicks joined Foot Locker after three consecutive years of annual same store sales declines. Under his successful turnaround plan, the company trimmed store count and  consolidated management.
  -- During his tenure at Foot Locker, the company delivered total shareholder return of 573% compared to 117% total return for the S&P 500 over the same time period.

  Joe Mansueto is the Founder and Executive Chairman of Morningstar and is widely recognized for his accomplishments and leadership in business and finance.
  -- Mr. Mansueto founded Morningstar, a global organization that is one of the most recognized and trusted names in the investment industry with more than $200 billion in assets under management, and valued at more than $3 billion.
  -- He successfully executed over 30 strategic acquisitions during his tenure as CEO and grew revenue by approximately 250% from 2005, the first year as a public company, to 2015, his final full year as CEO.
  -- During Mr. Mansueto’s tenure at Morningstar, the company delivered total shareholder return of 281% compared to 106% for the S&P 500 over the same period.
  -- InvestmentNews named Mr. Mansueto to its list of 20 Icons & Innovators in 2016 and MutualFundWire recognized him as one of the 10 most influential individuals in the mutual fund industry in 2015.

  Sharon McCollam is the former Executive Vice President, Chief Administrative and Chief Financial Officer of Best Buy. She brings to the board nearly two decades of experience as a senior leader in the retail and e-commerce sectors.
  -- During Ms. McCollam’s tenure, Best Buy reversed declining comparable store sales and shrinking profit margins by rejuvenating its omni-channel customer experience, reinvigorating its digital strategy, innovating with vendor partners and significantly improving return on invested capital.
  -- Ms. McCollam championed a rigorous cost agenda resulting in the elimination of over $1.2 billion in costs, the reinvention of the company’s supply chain, the overhaul of technology and the transformation of customer care.
  -- During Ms. McCollam’s tenure at Best Buy, the company delivered a total shareholder return of 300% compared to a 62% total return for the S&P 500 over the same period.

  Scott Powers held leadership positions at State Street Corporation from 2008 to 2015. He brings a valuable shareholder perspective to the Board and more than three decades of executive experience in the financial services industry.
  -- Mr. Powers most recently served as Executive Vice President of State Street, and President and Chief Executive Officer of State Street Global Advisors.
  -- Mr. Powers executed growth strategies and managed operations for all aspects of the business, including risk and crisis management.
  -- He led turnaround efforts and oversaw the firm’s increased profitability, expanded leadership position and market share growth, with assets under management increasing 22% in the last five years of his tenure alone.
  -- Mr. Powers has extensive experience in other executive positions, including as President and Chief Executive Officer of Old Mutual USA and Old Mutual Asset Management from 2001 to 2008. He also served in executive positions at Mellon Financial Corporation and Boston Asset Management.

  Ron Shaich is the founder, Chairman and Chief Executive Officer of Panera Bread Company.
  -- He brings to the Board over 35 years of CEO experience and has a proven track record building companies. Panera is the best-performing restaurant stock when measured over the last 20 years, rising 9,753% from April 18, 1997 to April 24, 2017, compared to 210% for the S&P 500 during the same time period.
  -- Over the last five years, Mr. Shaich has developed and executed a powerful strategic plan to make Panera a better competitive alternative with expanded runways for growth.
  -- The strategy tapped into powerful themes that are shaping the restaurant industry and are only now being adopted by competitors, including digital, wellness, loyalty, omni-channel and new formats for growth.
  -- In the first quarter, company-owned bakery-cafe comps were up 5.3%, outperforming the Black Box all-industry composite by 690 basis points.
  -- Mr. Shaich was named the second most influential leader in the restaurant industry by Nation's Restaurant News in its 2017 Power List. He also received the Nation’s Restaurant News 2011 Pioneer Award for being one of the most significant contributors to the history of the restaurant industry.

Newly Appointed Board Chair and Chair of Nominating & Governance Committee

Gabrielle Sulzberger has served as an independent director of the Company since 2003. Ms. Sulzberger’s years serving on public company boards and experience as a chief financial officer provide Whole Foods Market with financial, M&A and risk assessment expertise. Most recently and since December 2016, Ms. Sulzberger served as Chair of the Nominating & Governance Committee of the Whole Foods Market Board.

Mary Ellen Coe joined the Whole Foods Market Board of Directors in November 2016 and has served on the Nominating & Governance Committee and has assisted Ms. Sulzberger throughout the Board refreshment process. As an executive at Google, Ms. Coe brings deep technology expertise in marketing, digital strategy and brand strategy.

Board Refreshment Process

These appointments are part of Whole Food Market’s Board Succession and Development Plan, a robust refreshment process designed to help ensure that the Company’s Board has the best mix of skills and experience necessary to support Whole Foods Market’s leadership team in accelerating shareholder value creation.

With these changes, the Whole Foods Market Board of Directors will comprise 12 directors, 10 of whom are independent and six of whom were added in the last seven months. The average tenure of the new Board will be seven years. The new Board includes nine directors who are current or former CEOs or CFOs and four female directors. Collectively, the Whole Foods Market Board brings a broad range of leadership, retail, technology, finance, risk management and M&A experience, as well as valuable shareholder perspective.

“With today’s additions to the Board, and changes in our Board’s leadership, we are well positioned as we enter the next phase of our evolution,” said John Mackey, Co-Founder and Chief Executive Officer of Whole Foods Market. “We believe that we have the right plan – and the right team – to execute on our initiatives at an aggressive pace, deliver results and enhance value for our shareholders.”

“The five new independent directors have distinguished track records as value creators and as experienced leaders,” said Gabrielle Sulzberger, Chair of the Whole Foods Market Board of Directors. “Our new directors join a Board that is focused on being responsive to our shareholders and is committed to achieving the significant opportunities ahead. Since becoming the Chair of the Nominating & Governance Committee, I have been leading the Board’s succession and development plans alongside my fellow directors. On behalf of the Whole Foods Market Board of Directors, I look forward to working with Ken, Joe, Sharon, Scott and Ron as we work to improve financial and operational performance, and deliver our value enhancement strategy.”

Ms. Sulzberger continued, “On behalf of the Board, I want to thank the departing directors for their many contributions to Whole Foods Market over the years. The change that is underway would not have been possible without the leadership of these directors and their commitment to making Whole Foods Market what it is today. It is a testament to their service as directors that they chose to step down and make way for the new directors joining the Board. Each and every one of these departing directors has our deep gratitude and admiration.”

Following the refreshment, the Whole Foods Market Board of Directors will include: Gabrielle Sulzberger, Chair of the Board; Mary Ellen Coe, Chair of the Nominating & Governance Committee; Shahid (Hass) Hassan, Chair of the Compensation Committee; Jonathan Seiffer, Chair of the Audit Committee; Ken Hicks; Stephanie Kugelman; John Mackey; Joe Mansueto; Sharon McCollam; Scott Powers; Walter Robb; and Ron Shaich.

Accelerated Value Enhancement Plan and New CFO

In separate press releases issued today, Whole Foods Market detailed its accelerated path to shareholder value creation and quarterly earnings and announced Keith Manbeck as its new Chief Financial Officer.

About Ken Hicks

Ken C. Hicks is the former Chairman, President and Chief Executive Officer of Foot Locker, a major athletic apparel retailer. Mr. Hicks has over 29 years of experience in the retail industry formerly serving as President and Chief Merchandising Officer of J.C. Penney from 2005 to 2009, as well as serving as a member of its Board of Directors from 2008 to 2009. From 2002 to 2004 he was J.C. Penney’s President and Chief Operating Officer of Stores and Merchandise Operations. Prior to joining J.C. Penney, Mr. Hicks was President of Payless ShoeSource. He is a graduate of the United States Military Academy and holds an M.B.A. from Harvard Business School. He has served on the Board of Directors of Avery Dennison Corporation since 2007.

About Joe Mansueto

Joe Mansueto founded Morningstar in 1984 and became Executive Chairman in 2017. He has served as Chairman of the Board of Directors for the duration of his tenure, and as Chief Executive Officer from 1984 to 1996 and again from 2000 to 2016. He received the Distinguished Entrepreneurial Alumnus Award from the University of Chicago Booth School of Business in 2000. Before founding Morningstar, Mr. Mansueto was a securities analyst at Harris Associates. He holds a Bachelor’s Degree in business administration from the University of Chicago and a Masters of Business Administration from the University of Chicago Booth School of Business. He previously served as a Director of TransUnion Corp.

About Sharon L. McCollam

Sharon L. McCollam most recently served as Executive Vice President, Chief Administrative Officer and Chief Financial Officer of Best Buy, from 2012 to 2017. In this role, Ms. McCollam has been broadly recognized as the co-pilot of the company's Renew Blue transformation. Ms. McCollam previously served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Williams-Sonoma, Inc. and in 2010 was appointed to the Board of Directors. She retired from the company in 2012. Prior to her time at Williams-Sonoma, Ms. McCollam served as Chief Financial Officer of Dole Fresh Vegetables Inc. from 1996 to 2000. She currently serves as a member of the Board of Directors of Hallmark Cards, Inc. Stitch Fix, Art.com, and Sutter Health. Ms. McCollam previously served on the Boards of Directors for Williams-Sonoma, Del Monte Foods and OfficeMax Incorporated. Ms. McCollam received a Bachelor of Science in accounting from the University of Central Oklahoma and is a Certified Public Accountant.

About Scott F. Powers

Mr. Powers held leadership positions at State Street Corporation from 2008 to 2015, most recently as Executive Vice President of State Street Corp. and President and Chief Executive Officer of State Street Global Advisors. He previously served as President and Chief Executive Officer of Old Mutual USA and Old Mutual Asset Management from 2001 to 2008. He also held executive roles at Mellon Financial Corporation and Boston Company Asset Management. Mr. Powers is a member of the Board of Directors of Sun Life Financial, Inc., where he serves on the Governance, Nomination & Investment Committee and the Management Resources Committee. Mr. Powers is also a member of the Board of Directors of The PulteGroup, where he serves as a member of the Nominating and Governance Committee and the Compensation and Management Development Committee. He holds a Bachelor of Arts in economics from Harvard College.

About Ron Shaich

Mr. Shaich is the Founder, Chairman and Chief Executive Officer of Panera Bread Company, which established the high-growth fast-casual restaurant segment, as well as the Founder of Au Bon Pain, which established the bakery-cafe segment. He serves as President of the Panera Bread Foundation and spearheaded the Panera Cares initiative, through which the Foundation creates nonprofit community cafes aimed at addressing issues related to food insecurity. Mr. Shaich received a Bachelor of Arts degree from Clark University and a Master of Business Administration degree from Harvard Business School. He is also the recipient of an honorary Doctor of Humane Letters degree from Clark University.

About Gabrielle Sulzberger

Ms. Sulzberger has served as a Principal of a diversified investment fund, Rustic Canyon/Fontis Partners, LP, since its inception in October 2005. In addition, Ms. Sulzberger served as Chief Financial Officer of the Villanueva Companies, a private holding company with diverse investment interests, from 2002 through 2005. Ms. Sulzberger also serves on the boards of directors of Teva Pharmaceutical Industries Ltd. and Brixmor Property Group Inc. Ms. Sulzberger served on the board of directors of Stage Stores, Inc. until June 2015.

About Mary Ellen Coe

Ms. Coe serves as President of Google Marketing Solutions, overseeing the global mid-market and small advertiser business which serves millions of customers and agencies worldwide. Her teams include sales and support for this high-growth segment as well as acquisition of new advertisers and channel partners for AdWords. Prior to this role she served as Vice President Global Sales Operations and Strategy for Google's global business organization supporting the large client advertising sales, services and publisher businesses. Before joining Google in 2012, Mary Ellen was a Partner with McKinsey & Company from 2000-2012 serving leading consumer and retail companies and led the North America Consumer Marketing practice. Earlier in her career, she worked at the Leo Burnett Company on the Procter and Gamble beauty care portfolio, and worked in Product Management in the durable goods industry at Haworth. Ms. Coe completed graduate studies at the Kellogg School of Management at Northwestern University and completed her bachelor's degree from the University of Michigan.

About Whole Foods Market

Founded in 1978 in Austin, Texas, Whole Foods Market is the leading natural and organic foods supermarket, the first national “Certified Organic” grocer, and uniquely positioned as America’s Healthiest Grocery Store™.  In fiscal year 2016, the Company had sales of approximately $16 billion and has more than 460 stores in the United States, Canada, and the United Kingdom.  Whole Foods Market employs approximately 87,000 team members and has been ranked for 20 consecutive years as one of the “100 Best Companies to Work For” in America by Fortune magazine.  For more information, please visit www.wholefoodsmarket.com or @wholefoods on Twitter.

Contacts

Investor Relations Contact:
Cindy McCann
VP of Investor Relations
512.542.0204

Media Contact:
Brooke Buchanan
Brooke.Buchanan@wholefoods.com
512.542.0751